Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-87214, 333-110464 and 333-128185) on Forms S-8 of Willow Financial Bancorp, Inc. and subsidiary (the Company) of our reports dated September 28, 2007, except for notes 2 and 26 to the consolidated financial statements as to which the date is May 2, 2008, with respect to the consolidated statements of financial condition of the Company as of June 30, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 30, 2007 and the effectiveness of internal control over financial reporting  as of September 28, 2007, except for the third and fourth paragraphs of Management Report on Effectiveness of Internal Control over Financial Reporting (As Restated), as to which the date is May 2, 2008, which reports appear in the June 30, 2007 annual report on Form 10-K/A of the Company.

As discussed in note 2, the Company has restated its consolidated financial statements as of June 30, 2007 and 2006, and for each of the years in the two year period ended June 30, 2007.

Our report dated September 28, 2007, except for the third and fourth paragraphs of Management Report on Effectiveness of Internal Control over Financial Reporting (As Restated), which are as of May 2, 2008, on the effectiveness of internal control over financial reporting as of June 30, 2007, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of June 30,  2007 because of the effect of material weaknesses on the achievement of objectives of the control criteria and contains an explanatory paragraph that states that material weaknesses have been identified in the areas of review and analysis of financial statement account reconciliations, application of accounting resources to the evaluation of significant financial reporting matters, and documentation and review of journal entries.

/s/ KPMG LLP
Philadelphia, Pennsylvania
May 2, 2008